INDEPENDENT AUDITORS' CONSENT

We consent to the use in this Post-Effective Amendment No. 24 to Registration
Statement No. 33-12463 of Centennial America Fund, L.P. on Form N-1A of our report dated February 20, 2004, appearing in the Statement of Additional Information, which is part of such Registration Statement, and to the reference to us under the headings "Independent Auditors" in the Statement of Additional Information and
"Financial Highlights" in the Prospectus, which is also part of such Registration
Statement.

/s/ Deloitte & Touche LLP

Deloitte & Touche LLP

Denver, Colorado
February 23, 2004